Exhibit No. 2
Form 10KSB
SPM Group, Inc.

                         S P M GROUP, INC.

                       ARTICLES OF AMENDMENT

                              to the

                     ARTICLES OF INCORPORATION

      Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:    The name of the corporation is S P M Group, Inc.

       SECOND:  The  following  amendment  was  adopted   by   the
shareholders of the corporation on 25 July 1978, in the manner prescribed by the Colorado Corporation Act:

      Paragraph 1 of Article IV be deleted and the following be inserted in place thereof:

               1.   The aggregate number of shares
                    which the corporation has authority
                    to issue is twenty million (20,000,000)
                    shares of common stock of no par value.

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 459,002 and the number of shares entitled to vote thereon was 459,002.

      FOURTH: The number of shares voted for such amendment was 459,002; and the number of shares voted against such amendment was 0.

     FIFTH:    All shares of the corporation are a single class.

      SIXTH: There is to be no exchange, reclassification, or cancellation of issued shares.

     SEVENTH:  There is no change in the amount of stated capital.

ATTEST:                            S P M Group, Inc.

/s/  Secretary                    /s/ Robert  D.  Schmidt, President

STATE OF COLORADO   )
COUNTY OF ARAPAHOE  )

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      Before  me, Susan J. Hennenfent, a Notary Public in and  for
the said County and State, personally appeared Robert D. Schmidt who acknowledged before me that he is the President of S P M Group, Inc., a Colorado Corporation, that he signed the foregoing, and that the statements contained therein are true.

     In witness whereof I have hereunto set my hand and seal this 7th day of August, A.D. 1978.

                              /s/ Notary Public

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital and the amount of stated capital as changed by such amendment are as follows:

          The amendment set forth above relating to the capital stock will not affect the amount of stated capital.

                              S PM GROUP, INC.

                              /s/ Robert D. Schmidt, President

                              /s/ Peter A. Pfister, Secretary


STATE OF COLORADO        )
                         ) SS
CITY AND COUNTY OF DENVER)

      BEFORE ME, the undersigned, a Notary Public, in and for said
County  and  State,  on  this       3rd  day  of  October,   1979,
personally appeared Robert D. Schmidt, to me known to be the person described in and who executed the within and foregoing instrument of writing on behalf of S P M Group, Inc., as its President, and acknowledged to me that he duly executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.


                              /s/ Notary Public

My Commission Expires July 6, 1983

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